Exhibit 3.2
SECOND AMENDED AND RESTATED BYLAWS
OF
BUFFALO WILD WINGS, INC.
(Effective February 5, 2018)

ARTICLE 1.
OFFICES

1.1) Offices. The address of the registered office of the corporation shall be maintained in Minnesota and designated in the Articles of Incorporation, as amended from time to time. On the day that a change of registered office is to become effective, a certificate of such change and of the new address of the new registered office shall be filed with the Secretary of State of the State of Minnesota. The corporation may have offices at such other places within or without the State of Minnesota as the Board of Directors shall from time to time determine or the business of the corporation requires.

ARTICLE 2.
MEETINGS OF SHAREHOLDERS

2.1) Regular Meetings. Regular meetings of the shareholders of the corporation entitled to vote shall be held on an annual or other less frequent basis as shall be determined by the Board of Directors or by the chief executive officer. At each regular meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect directors, and shall transact such other business as shall be brought before the meeting in the manner prescribed by the Articles of Incorporation and these Bylaws.

2.2) Special Meetings. Special meetings of the shareholders entitled to vote may be called at any time by the Chairman of the Board, the chief executive officer, the chief financial officer, two or more directors, or any other person specifically authorized under the Minnesota Business Corporation Act.

2.3) Place of Meetings. Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, or if not so designated then as shall be specified in the respective notices or waivers of notice of such meetings.

2.4) Notice of Meetings. Except as otherwise specified in Section 2.5 or required by law, a written notice setting out the place, date and hour of any regular or special meeting shall be given to each holder of shares entitled to vote not less than 10 days nor more than 60 days prior to the date of the meeting. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to the purposes stated in the notice.

2.5) Waiver of Notice. A shareholder may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a shareholder is a waiver of notice of that meeting unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not be lawfully considered at such meeting and does not participate in the consideration of the item at such meeting.

2.6) Quorum and Adjourned Meeting. The holders of a majority of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be represented. At such adjourned meeting at which the required amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the original meeting.

2.7) Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one vote for each share having voting power standing in each shareholder's name on the books of the corporation except as may be otherwise provided in the terms of the share. All elections shall be determined and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute or the Articles of Incorporation.

ARTICLE 3.
DIRECTORS

3.1) General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors.

3.2) Number, Term and Qualifications. The Board of Directors shall consist of one or more members. At each regular meeting, the shareholders shall determine the number of directors; provided, that between regular meetings the authorized number of directors may be increased or decreased by the shareholders or increased by the Board of Directors. Each director shall serve for an indefinite term that expires at the next regular meeting of shareholders, and until his or her successor is elected and qualified, or until his or her earlier death, resignation, disqualification or removal as provided by statute.

3.3) Vacancies. Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum; provided, that newly created directorships resulting from an increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the directors serving at the time of such increase. Persons so elected shall be directors until their successors are elected by the shareholders, who may make such election at the next regular or special meeting of the shareholders.

3.4) Quorum and Voting. A majority of the directors currently holding office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or the Articles of Incorporation, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

3.5) Board Meetings; Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. Any director may call a Board meeting by giving two days’ notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail, telephone, electronic transmission, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

3.6) Waiver of Notice. A director may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a director is a waiver of notice of that meeting unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

3.7) Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes of the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

3.8) Compensation. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board of Directors, or of any committee of the Board of Directors. In addition, the Board of Directors shall also have power, in its discretion, to provide for and pay to directors rendering services to the corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board of Directors from time to time.

3.9) Committees. The Board of Directors may, by resolution approved by affirmative vote of a majority of the Board, establish committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Each such committee shall consist of one or more natural persons (who need not be directors) appointed by the affirmative vote of a majority of the directors present, and shall, other than special litigation committees that consider legal rights or remedies of the corporation and whether those rights and remedies should be pursued, be subject at all times to the direction and control of the Board. Unless otherwise provided by the committee’s authorizing resolution or its charter, committees shall be governed by the same rules regarding meetings, action without meetings, notice and waiver of notice, quorum, and voting requirements as applied to the Board of Directors.

3.10) Conduct of Meetings. The Chairman of the Board shall preside at all meetings of the Board of Directors; and, in his or her absence, a majority of the directors who are present shall designate another person to act as presiding chairperson at that meeting. The Secretary shall act as secretary of all meetings of the Board of Directors, and in his or her absence, the chairperson of the meeting shall designate another person to serve in such capacity at that meeting.

ARTICLE 4.
OFFICERS

4.1) Number and Designation. The corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer, with such duties as set forth under Minnesota Statutes, Section 302A.305, as now enacted or hereafter amended and any successor statute and amendments thereto. The Board of Directors, or a committee or officer authorized by the Board of Directors, may elect or appoint such other officers or agents as deemed necessary for the operation and management of the corporation including, but not limited to, a President, one or more Vice Presidents, and a Secretary, each of whom shall have powers, rights, duties and responsibilities as determined by the Board or such committee or officer as authorized. Any of the offices or functions of those offices may be held by the same person. Each officer shall hold office until his or her successor is appointed and qualified or until said officer’s earlier death, resignation, or removal. The appointment of an officer shall not of itself create contract rights.

4.2) Resignation or Removal. Any officer may resign at any time by giving written notice to the corporation, by mail, facsimile or electronic mail. The resignation is effective when notice is given to the corporation, unless a later date is specified in the notice, and acceptance of the resignation shall not be necessary to make it effective. Any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present or by such committee or officer as may be authorized. The removal shall be without prejudice, however, subject to any contract rights, if any, of such officer.

4.3) Vacancies in Office. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy may, or in the case of a vacancy in the office of chief executive officer or chief financial officer shall, be filled for the unexpired term by the Board of Directors.

ARTICLE 5.
INDEMNIFICATION

5.1) Indemnification. The corporation shall indemnify its officers and directors to the fullest extent permitted under Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended and any successor statute and amendments thereto.

ARTICLE 6.
SHARES AND THEIR TRANSFER

6.1) Certificated or Uncertificated Stock. Shares of the corporation may be certificated, uncertificated, or a combination thereof. A certificate representing shares of the corporation shall be in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the corporation owned by such shareholder. The certificates for such stock shall be numbered (separately for each class) in the order in which they are issued and shall, unless otherwise determined by the Board, be signed by the chief executive officer, the chief financial officer, or any other officer of the corporation. A signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent or registrar appears may be issued with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

6.2) Stock Record. As used in these Bylaws, the term "shareholder" shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares or transaction statements representing shares were issued.

6.3) Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the registered holder of such shares (or the shareholder’s legal representative or duly authorized attorney in fact). In the case of shares represented by a certificate, transfer of such shares shall only occur upon surrender of the certificate duly endorsed, while transfer of uncertificated shares shall only occur upon a shareholder’s compliance with such procedures the corporation or its transfer agent may require. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer; and provided, further, that the Board of Directors may establish a procedure whereby a shareholder may certify that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners.

6.4) Lost Certificate. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

ARTICLE 7.
GENERAL PROVISIONS

7.1) Record Dates. In order to determine the shareholders entitled to notice of and to vote at a meeting, or entitled to receive payment of a dividend or other distribution, the Board of Directors may fix a record date which shall not be more than 60 days preceding the date of such meeting or distribution. In the absence of action by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting shall be at the close of business on the day preceding the day on which notice is given, and the record date for determining shareholders entitled to receive a distribution shall be at the close of business on the day on which the Board of Directors authorizes such distribution.

7.2) Distributions; Acquisitions of Shares. Subject to the provisions of law, the Board of Directors may authorize the acquisition of the corporation's shares and may authorize distributions whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.

7.3) Fiscal Year. The fiscal year of the corporation shall be established by the Board of Directors. In the absence of such determination, the fiscal year shall be the calendar year.

7.4) Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

7.5) Securities of Other Corporations.

(A) Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation; and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the chief executive officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

(B) Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber securities of any other company owned by the corporation which represent not more than 10 percent of the outstanding securities of such issue, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may from time to time confer like powers upon any other person or persons.

7.6) Shareholder Agreements. In the event of any conflict or inconsistency between these Bylaws, or any amendment thereto, and any shareholder control agreement as defined in Minnesota Statutes, Section 302A.457, whenever adopted, such shareholder control agreement shall govern.

ARTICLE 8.
MEETINGS

8.1) Telephone Meetings and Participation. A conference among shareholders or directors or committee members by any means of communication through which the participants may simultaneously hear each other during the conference constitutes a shareholder, Board or committee meeting, respectively, if the same notice is given of the conference as would be required for such meeting, and if the number of participants in the conference would be sufficient to constitute a quorum at such meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A shareholder, director or committee member may participate in a meeting not heretofore described in this paragraph, by any means of communication through which such shareholder, director or committee member and others participating by similar means of communication, and all participants physically present at the meeting, may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

8.2) Authorization Without Meeting. Any action of the shareholders, the Board of Directors, or any committee of the corporation which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote on such action, by all of the directors (unless less than unanimous action is permitted by the Articles of Incorporation), or by all of the members of such committee, as the case may be.

ARTICLE 9.
AMENDMENTS OF BYLAWS

9.1) Amendments. Unless the Articles of Incorporation provide otherwise, these Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but the Board may adopt or amend a Bylaw to increase the number of directors.